UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
__________________

Date of Report (Date of earliest event reported):  August 5, 2021
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GYRODYNE, LLC
___________________

(Exact name of Registrant as Specified in its Charter)

New York	001-37547	46-3838291
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

One Flowerfield
Suite 24
St. James, New York 11780
___________________
(Address of principal executive
offices) (Zip Code)

(631) 584-5400
____________________
Registrant’s telephone number,
including area code

N/A
__________________
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Limited Liability Company Interests	GYRO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submissions of Matters to a Vote of Security Holders

On July 5, 2021, Gyrodyne, LLC (the “Company”) held its 2021 annual meeting of shareholders (the “Annual Meeting”). The shareholders considered three proposals. Of the 1,482,680 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 1,192,960 shares, or 84.49% of the eligible common stock, were present either in person or represented by proxy. Set forth below are the results of the matters submitted for a vote at the Annual Meeting.

Proposal No. 1: Election of two (2) directors to serve for a term of three years, and until their respective successors shall have been duly elected and qualified. The votes were cast as follows:

DIRECTOR	FOR	WITHHOLD	BROKER NON-VOTE
Elliot H. Levine	460,556	312,166	420,238
Ronald J. Macklin	458,122	314,600	420,238

Proposal No. 2: Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the definitive proxy statement. The votes were cast as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
288,273	189,652	294,797	420,238

Proposal No. 3: Ratification of the engagement of Baker Tilly US, LLP as independent public accounting firm for the 2021 fiscal year. The votes were cast as follows:

FOR	AGAINST	ABSTAIN
883,338	772	308,850

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GYRODYNE, LLC

Dated: August 6, 2021	By:	/s/ Gary Fitlin
Gary Fitlin President and Chief Executive Officer